EXHIBIT 23 (j)(1)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in Post–Effective Amendment No. 12 on Form N-1A of the American Heritage Growth Fund, Inc. of our report dated March 27, 2004 on the Financial Statements of such Company.  We also consent to the reference to our firm as Independent Accountants in such Registration Statement.

Meyler & Company, LLC.

/s/ Meyler & Company, LLC.

October 1, 2004